Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-141038, 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-100553, and 333-163645) and on Form S-3 (Nos. 333-31268, 333-121088, 333-85279, 333-88097, 333-154309, and 333-95841) of Casella Waste Systems, Inc. of our report dated June 2, 2011 relating to the financial statements of US GreenFiber, LLC, which appears in this Form 10-K.

Charlotte, North Carolina

June 17, 2011